Exhibit 16.1

Patrick Rodgers, CPA, PA

309 East Citrus Street

Altamonte Springs, FL 32701

March 20, 2014

United States Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Reference: Ultimate Products Corporation

On February 5, 2014, my appointment as auditor for Ultimate Products Corporation ceased.  I have read Ultimate Products Corporation’s  statements included under Item 4.01 of its Form 8-K/A dated March 20, 2014 and agree with such statements, insofar as they apply to Patrick Rodgers, CPA, PA.

Sincerely,

/s/ Patrick Rodgers, CPA, PA

Patrick Rodgers, CPA, PA

Altamonte Springs, Florida